EXHIBIT 5.1


                    OPINION OF PIPER & MARBURY L.L.P.

                  LETTERHEAD OF PIPER & MARBURY L.L.P.



                                           January 11, 1999


Apartment Investment and Management Company
1873 South Bellaire Street, Suite 1700
Denver, Colorado 80222

                  Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of the Company to be filed with the Securities and Exchange Commission (the "Commission"), of up to 241,948 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Shares") to be issued pursuant to the 1994 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries and the 1996 Stock Incentive Plan for Officers, Directors and Key Employees of Ambassador Apartments, Inc., Ambassador Apartments, L.P. and Subsidiaries (collectively, the "Plans"), in each case in connection with the transactions contemplated by the Agreement and Plan of Merger (the "Agreement"), dated as of December 23, 1997, and supplemented by letter as of March 11, 1998, between the Company and Ambassador Apartments, Inc., a Maryland corporation.

            In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

            (a) the Registration Statement,

            (b) the Charter of the Company, certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT"), and By-Laws of the Company, as amended and restated and in effect on the date hereof,

            (c) the Plans,

            (d) minutes of the proceedings of the Board of Directors of the Company authorizing the Agreement,

            (e) an Officer's Certificate of the Company dated the date hereof (the "Certificate"), and

            (f) such other documents as we have deemed necessary.

            In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery of such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely on the Certificate. We assume that the Company will have at the time of exercise of each option granted under the Plans at least that number of authorized but unissued shares of Class A Common Stock of the Company equal to the number of shares then being exercised under such option.

            Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and so advise you that upon the issuance and delivery of the Shares in accordance with the terms set forth in the Agreement, the Shares will have been duly and validly authorized and will be validly issued, fully paid, and nonassessable.

            In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

            This opinion is for the use of the Company in connection with the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion included in the Registration Statement.

                                  Very truly yours,

                                  /s/ PIPER & MARBURY L.L.P.